Exhibit 99.1

CONTACT:	Jason Koval (914) 640-4429
FOR IMMEDIATE RELEASE
February 1, 2007

STARWOOD REPORTS STRONG FOURTH QUARTER AND FULL YEAR 2006 RESULTS
Company Signs Record 156 New Hotel Contracts in 2006 As Starwood Brands
Achieve #1 Position in Upper-Upscale and Luxury Development
WHITE PLAINS, NY, February 1, 2007 — Starwood Hotels & Resorts Worldwide, Inc. (NYSE: HOT) today reported strong fourth quarter 2006 financial results, driven by double-digit worldwide REVPAR increases and higher operating margins.
Fourth Quarter 2006 Highlights
▪	Excluding special items, EPS from continuing operations was $0.92 compared to $0.71 for the fourth quarter of 2005. Including special items, EPS from continuing operations was $0.94 compared to $0.70 in the fourth quarter of 2005.

▪	Worldwide System-wide REVPAR for Same-Store Hotels increased 11.4% compared to the fourth quarter of 2005. System-wide REVPAR for Same-Store Hotels in North America increased 9.1% compared to the fourth quarter of 2005.

▪	Worldwide REVPAR for Starwood branded Same-Store Owned Hotels increased 11.7% compared to the fourth quarter of 2005. REVPAR for Starwood branded Same-Store Owned Hotels in North America increased 8.6% compared to the fourth quarter of 2005.

▪	Margins at Starwood branded Same-Store Owned Hotels Worldwide and in North America improved 280 and 153 basis points, respectively, as compared to the fourth quarter of 2005.

▪	Management and franchise revenues increased 54.8% over 2005, including revenues from the Le Méridien hotels and the hotels sold to Host.

▪	The Company signed 61 hotel management and franchise contracts in the quarter (representing approximately 12,500 rooms). For the full year, the Company signed 156 hotel management and franchise contracts (representing approximately 36,700 rooms).

▪	Excluding residential sales, contract sales at vacation ownership properties increased 15.0% over 2005. Reported revenues from vacation ownership and residential sales increased $130 million when compared to 2005. Strong increases in revenues from vacation ownership sales were partially offset by a decline in residential sales.

▪	Excluding special items, income from continuing operations was $199 million compared to $162 million in the same period of 2005. Net income, including special items, was $203 million compared to $159 million in the fourth quarter of 2005.

▪	Total Company Adjusted EBITDA was $383 million when compared to $391 million in 2005. The year over year reduction is due to the sale of 50 hotels since the beginning of the fourth quarter of 2005 and stock based compensation expense, offset in part by increases in management and franchise revenues.

▪	During the fourth quarter, the Company repurchased approximately 0.6 million shares at a cost of $34.2 million. For the full year, the Company repurchased 21.7 million shares at a cost of $1.263 billion.
Starwood Hotels & Resorts Worldwide, Inc. (“Starwood” or the “Company”) today reported EPS from continuing operations for the fourth quarter of 2006 of $0.94 compared to $0.70 in the fourth quarter of 2005. Excluding special items, EPS from continuing operations was $0.92 for the fourth quarter of 2006 compared to $0.71 in the fourth quarter of 2005. Excluding special items, the effective income tax rate in the fourth quarter of 2006 was 21.4% including a $19 million benefit resulting from the recognition of certain tax credits related to 2005.
Income from continuing operations was $203 million in the fourth quarter of 2006 compared to $159 million in 2005. Excluding special items, which net to a $4 million benefit in 2006, income from continuing operations was $199 million for the fourth quarter of 2006 compared to $162 million in 2005.
Net income was $203 million and EPS was $0.93 in the fourth quarter of 2006 compared to net income of $159 million and EPS of $0.70 in the fourth quarter of 2005.
Steven J. Heyer, CEO, said, “I am extremely proud of what Starwood accomplished this year and am even more excited about our positioning for 2007. With our fee business now the largest contributor to our bottom line, our broad global presence, our industry-leading pipeline, and our significant brand initiatives throughout 2006, we are transforming from a cyclical real estate business into a leading global lifestyle brand company. We emerged from 2006 with the right asset mix, a clear strategy, focus, process and discipline. By any measure, it is clear our new model has been paying off. Today, Starwood is a higher-growth, more capital-efficient, cash-rich and less-cyclical business.”
Heyer continued: “Fourth quarter results were impressive, beating our guidance. While North America branded REVPAR at Same-Store Owned Hotels increased at the high end of our guidance, up 8.6%, Worldwide REVPAR jumped 11.7%. Importantly, this REVPAR growth had great flow-through at these hotels, driving North American and Worldwide margin increases of over 150 basis points and 280 basis points, respectively. Worldwide System-wide REVPAR increased 11.4% and managed and franchised revenues increased 54.8% in the quarter.
Our pipeline’s upward trajectory is a testament to the strength of our branding initiatives, our development focus, and our emphasis on building relationships with the best development partners in the world. We signed 156 new long-term hotel contracts this year, the most in our history, and according to December 2006 Smith Travel data, our brands emerged as #1 overall in the upper-upscale and luxury development market, with 38% of the hotels and rooms in the pipeline today. This represents strong growth on an absolute basis, and significant market share gains. We have a leading position in the upper-upscale and luxury segments, and our global development group and brand teams are working to extend this lead.
Revenues at our timeshare division grew 13% year over year, and we expect our St Regis, Westin and Sheraton brands to continue driving strong growth in this under-penetrated business. Contract sales were up 15% in the quarter due to the combination of higher pricing and additional units sold.
We fully expect 2007 to be another great year for our company and we remain focused on our strategic initiatives — service excellence, brand development, pipeline development, vacation ownership growth, real estate development and repositionings. We believe that these initiatives will allow us to outperform the competition and continue to create value for our shareholders.”
Operating Results
Fourth Quarter Ended December 31, 2006
Management and Franchise Revenues
Worldwide System-wide (owned, managed and franchised) REVPAR for Same-Store Hotels increased 11.4% compared to the fourth quarter of 2005 including 24.8% in Africa & the Middle East, 17.0% in Europe, 12.5% in Latin America, 11.2% in Asia Pacific and 9.1% in North America. The 9.1% increase in System-wide REVPAR for Same-Store Hotels in North America by brand was: St. Regis/Luxury Collection 15.7%, W Hotels 13.5%, Westin 9.8% and Sheraton 7.7%.
Management fees, franchise fees and other income were $209 million, up $57 million, or 37.5%, from the fourth quarter of 2005. Management fees grew 57.4% to $107 million and franchise fees grew 34.8% to $31 million. The increases are related to the addition of new hotels (including Le Méridien hotels and the hotels sold to third parties, including Host Hotels & Resorts, Inc. (“Host”)), and growth in REVPAR of existing hotels under management, offset in part by fees associated with hotels that left the system.
The hotels sold to Host contributed $28 million, and the Le Méridien hotels added $16 million, respectively, of management and franchise revenues during the fourth quarter of 2006. The Le Méridien hotels contributed $5 million in the same quarter of 2005 as the Company acquired that business at the end of November of 2005. Excluding the hotels sold to Host, and fees from Le Méridien, management and franchise revenues increased 18.2% in the fourth quarter of 2006 when compared to 2005. Worldwide Le Méridien hotels that were in operation during both periods had REVPAR growth of 21.8% in the fourth quarter of 2006 when compared to 2005 with ADR increasing 16.8% and occupancy increasing 290 basis points.
During the fourth quarter of 2006, the Company signed 61 hotel management and franchise contracts (representing approximately 12,500 rooms: 15 Sheraton, 15 aloft, 11 Four Points by Sheraton, 9 Westin, 3 W Hotels, 2 Le Méridien, 2 Luxury Collection, 2 St. Regis, and 2 Element). Of the hotels signed in the quarter, 46 were new builds and 15 were conversions from other brands. For the full year, the Company signed 156 hotel management and franchise contracts (representing approximately 36,700 rooms). The Company now has roughly 400 hotels in the active pipeline and almost 100,000 rooms at December 31, 2006, driven by strong interest in all Starwood brands. Approximately half of the pipeline is in international locations.
During the fourth quarter of 2006, 18 new hotels and resorts (representing approximately 4,400 rooms) entered the system, including The Westin Chicago North Shore (Wheeling, Illinois, 411 rooms), The U.S. Grant (San Diego, California, 270 rooms) and The Westin St. Maarten, Dawn Beach Resort & Spa (St. Maarten, Netherland Antilles, 416 rooms). Eight properties (representing approximately 1,700 rooms) were removed from the system during the quarter. The Company expects to open more than 80 hotels (representing approximately 20,000 rooms) in 2007 and is targeting signing approximately 200 hotel management and franchise contracts in 2007.
Owned, Leased and Consolidated Joint Venture Hotels
Worldwide REVPAR for Starwood branded Same-Store Owned Hotels increased 11.7%. REVPAR at Starwood branded Same-Store Owned Hotels in North America increased 8.6%. REVPAR growth was particularly strong at the Company’s owned hotels in Chicago, New York, Phoenix, and San Diego. Internationally, Starwood branded Same-Store Owned Hotel REVPAR increased 12.5% excluding the impact of foreign exchange, and as reported, in US dollars, branded Same-Store Owned Hotel REVPAR increased 17.5%.
Revenues at Starwood branded Same-Store Owned Hotels in North America increased 8.3% while costs and expenses increased 6.1% when compared to 2005. Margins at these hotels increased 153 basis points.
Revenues at Starwood branded Same-Store Owned Hotels Worldwide increased 10.6% while costs and expenses increased 6.5% when compared to 2005. Margins at these hotels increased 280 basis points.
Reported revenues at owned, leased and consolidated joint venture hotels were $602 million when compared to $894 million in 2005. Reported revenues and operating income were impacted by the sale of 50 hotels since the beginning of the fourth quarter of 2005. These hotels had $2 million of revenues and $1 million of expenses (before depreciation) in 2006 as compared to $358 million of revenues and $254 million of expenses (before depreciation) in the same quarter of 2005.
Vacation Ownership
While contract sales of vacation ownership intervals were up 15.0%, total vacation ownership reported revenues increased 108.1% to $310 million when compared to 2005 due primarily to the timing of the recognition of deferred revenues under percentage of completion accounting for pre-sales at projects under construction. The average price per vacation ownership unit sold increased 11.2% to approximately $27,000, and the number of contracts signed increased 3.5% when compared to 2005.
During the fourth quarter of 2006, the Company was actively selling vacation ownership interests at 15 resorts. Starwood Vacation Ownership is also in the predevelopment phase of several other new vacation ownership resorts in California, Colorado, Hawaii, Mexico and Aruba.
During the fourth quarter of 2006, the Company sold approximately $133 million of vacation ownership notes receivable and recognized gains of $17 million as compared to gains of $25 million in the same period of 2005.
Residential
During the fourth quarter of 2006, the Company recognized residential revenues of approximately $12 million primarily from sales at the St. Regis in New York. To date, the Company has recognized approximately $40.7 million in revenues from the sale of condominiums at the St. Regis in New York. In the fourth quarter of 2005, the Company recognized residential revenues of $43.0 million primarily associated with sales at the St. Regis Museum Tower in San Francisco which sold out in the first half of 2006.
Selling, General, Administrative and Other
Selling, general, administrative and other expenses increased 33.3% to $128 million compared to the fourth quarter of 2005. Approximately one-third of the increase is due to the impact of stock-based compensation, including stock option expense. The remaining increase includes investments in our global development capability, and costs associated with the launch of the Company’s new brands, aloft and Element, as well as the addition of the Le Méridien business.
Asset Sales
During the fourth quarter of 2006, the Company sold two wholly-owned hotels for cash proceeds of approximately $29 million. Additionally, the Company received proceeds of approximately $20 million from the sales of two unconsolidated joint ventures in the fourth quarter of 2006.
Capital
Gross capital spending during the quarter included approximately $55 million in renovations of hotel assets including construction capital at the Sheraton Centre Toronto Hotel, the Westin Cancun Resort & Spa, and the Westin Maui Resort. Investment spending on gross vacation ownership interest (“VOI”) inventory was $107 million, which was offset by cost of sales of $74 million associated with VOI sales during the quarter. The inventory spend included VOI construction at the Westin Ka’anapali Ocean Resort Villas North in Maui, the Westin Princeville Resort in Kauai, the Westin Kierland Resort in Arizona, Sheraton’s Vistana Villages in Orlando, and the Westin Lagunamar Resort in Cancun.
Share Repurchase
During the fourth quarter of 2006, the Company repurchased approximately 0.6 million shares at a total cost of approximately $34.2 million. Since January 1, 2006, the Company has returned more than $4.3 billion to shareholders, including $2.8 billion in connection with the sale of 33 hotels to Host, approximately $1.263 billion for the repurchase of approximately 21.7 million shares of its stock and $276 million in dividends. At December 31, 2006, approximately $380 million remained available under the Company’s share repurchase authorization. Starwood had approximately 214 million shares outstanding (including partnership units) at December 31, 2006.
Dividend
The Company’s former REIT subsidiary paid dividends of $0.21 per share for each of the first and second quarters of 2006. The remaining 2006 dividend of $0.42 per share was declared by the Board of Directors in December 2006 and paid by the Company on January 19, 2007.
Balance Sheet
At December 31, 2006, the Company had total debt of $2.632 billion and cash and cash equivalents (including $336 million of restricted cash) of $519 million, or net debt of $2.113 billion, compared to net debt of $2.437 billion at the end of the third quarter of 2006.
At December 31, 2006, debt was approximately 67% fixed rate and 33% floating rate and its weighted average maturity was 4.4 years with a weighted average interest rate of 6.97%. The Company had cash (including total restricted cash) and availability under domestic and international revolving credit facilities of approximately $1.867 billion.
Results for the Twelve Months Ended December 31, 2006
EPS from continuing operations increased to $5.01 compared to $1.88 in 2005. Excluding special items, EPS from continuing operations was $2.73 compared to $2.34 in 2005. Excluding special items, income from continuing operations was $607 million compared to $526 million in 2005. Net income was $1.043 billion and EPS was $4.69 compared to $422 million and $1.88, respectively, in 2005. Total Company Adjusted EBITDA, which was significantly impacted by the sale of 56 hotels since the beginning of 2005, was $1.309 billion compared to $1.417 billion in 2005.
Outlook
The Company’s 2007 Guidance assumes the following changes since we last provided guidance:
▪	The sale of two unconsolidated joint ventures in the fourth quarter of 2006

•	The expected sale of 14 owned hotels and 8 hotels in unconsolidated joint ventures in 2007 with anticipated gross proceeds of $475 million to $500 million. Most sales are expected to be completed in the first half of 2007.
For the Full year 2007:
▪	Adjusted EBITDA is expected to be approximately $1.365 billion prior to anticipated asset sales. Adjusting for the asset sales mentioned above, 2007 Adjusted EBITDA is expected to be approximately $1.335 billion, assuming:
▪	REVPAR growth at Company operated (Owned and Managed) hotels worldwide of 8% to 10%

▪	REVPAR growth at Same-Store Owned Hotels in North America of 7% to 9%

▪	North America Same-Store Owned Hotel EBITDA growth of 12% to 14% with margin improvement of 100 to 150 basis points at these hotels

▪	Growth from management and franchise revenues of approximately 17% to 19% including revenues earned from the hotels sold to Host, and 13% to 15% excluding the hotels sold to Host

▪	An increase in operating income from our vacation ownership and residential business of $45 to $55 million (including gains on sale of vacation ownership notes receivable)
▪	Income from continuing operations, before special items, is expected to be approximately $543 million reflecting an effective tax rate of approximately 33%.

▪	EPS before special items is expected to be approximately $2.50

▪	Full year capital expenditures (excluding timeshare inventory) would be approximately $650 million, including $300 million for maintenance, renovation and technology and $350 million for other growth initiatives, including the Bal Harbour project. Additionally, net capital expenditures for timeshare inventory would be approximately $150 million.

▪	Full year depreciation and amortization expense would be approximately $340 million

▪	Full year cash interest expense would be approximately $184 million and cash taxes of approximately $240 million.
Reconciliation to reflect the sale of assets completed in Q4 2006 and assets expected to be sold in 2007
(in millions)

2007 Adjusted EBITDA Guidance	$1,365

Adjustments to estimate the sale of 14 owned hotels sold in Q4 2006 or expected to be sold in 2007

Less: Revenues from hotels sold in Q4 2006 or expected to be sold in 2007	(94)

Add: Expenses from hotels sold in Q4 2006 or expected to be sold in 2007	73

Add: Expected fees from hotels sold or expected to be sold encumbered by management or franchise contracts	2

Adjustments to estimate the sale of 10 JV assets sold in Q4 2006 or expected to be sold in 2007

Less: Earnings from unconsolidated JV hotels sold or expected to be sold	(11)

2007 Adjusted EBITDA Guidance to reflect asset sales	$1,335

For the three months ended March 31, 2007:
▪	Adjusted EBITDA is expected to be $255 million assuming:
▪	REVPAR growth at Company operated (Owned and Managed) hotels worldwide of 8% to 10%

▪	REVPAR growth at Same-Store Owned Hotels in North America of 8% to 10%

▪	North America Same-Store Owned Hotel EBITDA growth of 13% to 15% with margin improvement of 100 to 150 basis points at these hotels

▪	Growth from management and franchise revenues of approximately 35% to 40% including revenues earned from the hotels sold to Host, and 13% to 15% excluding the hotels sold to Host

▪	An increase in operating income from our vacation ownership and residential business of $15 to $20 million
▪	Income from continuing operations, before special items, is expected to be approximately $83 million reflecting an effective tax rate of approximately 33%.

▪	EPS before special items is expected to be approximately $0.38.

Special Items
The Company recorded net credits of $4 million (after-tax) for special items in the fourth quarter of 2006 compared to $3 million of net charges (after-tax) in the same period of 2005.
Special items in the fourth quarter of 2006 primarily relate to restructuring and other special charges, and additional one-time income tax benefits realized in connection with the Host transaction.
The following represents a reconciliation of income from continuing operations before special items to income from continuing operations after special items (in millions, except per share data):

Three Months Ended			Year Ended
December 31,			December 31,
2006	2005		2006	2005
$199	$162	Income from continuing operations before special items	$607	$526

$0.92	$0.71	EPS before special items	$2.73	$2.34

		Special Items
(9)	(13)	Restructuring and other special charges, net (a)	(20)	(13)
—	—	Debt defeasance costs (b)	(37)	—
—	—	Debt extinguishment costs (c)	(7)	—
(4)	2	(Loss) gain on asset dispositions and impairments, net (d)	(3)	(30)

(13)	(11)	Total special items – pre-tax	(67)	(43)
7	5	Income tax benefit for special items (e)	28	16
10	—	Income tax benefits related to the transaction with Host (f)	524	—
—	—	Tax expense and repatriation of foreign earnings	—	(47)
—	3	Reserves and credits associated with tax matters (g)	23	(29)

4	(3)	Total special items – after-tax	508	(103)

$203	$159	Income from continuing operations	$1,115	$423

$0.94	$0.70	EPS including special items	$5.01	$1.88

(a)	During the three months ended December 31, 2006, the loss is primarily related to severance costs related to certain executives and transition costs associated with the Le Méridien transaction. For the twelve months ended December 31, 2006, the charge includes additional Le Méridien transition costs offset, in part, by the reversal of ITT acquisition reserves. During 2005, the Company recorded $13 million primarily related to severance costs in connection with the Company’s restructuring as a result of its planned disposition of significant real estate assets and Le Méridien transition costs.

(b)	During the three months ended March 31, 2006, the Company completed two transactions whereby it was released from certain debt obligations that allowed Starwood to sell certain hotels that previously served as collateral for such debt. The Company incurred expenses totaling $37 million in connection with the early extinguishment of these debt obligations. These expenses are reflected in interest expense in the Company’s consolidated statement of income.

(c)	During the three months ended June 30, 2006, the Company incurred costs of approximately $7 million related to the early extinguishment of $150 million of debentures issued by its former subsidiary, Sheraton Holding Corporation. These expenses are reflected in interest expense in the Company’s consolidated statement of income.

(d)	For the three months ended December 31, 2006, primarily reflects $20 million in losses recognized in connection with the impairment of two properties, one of which is expected to be demolished and rebuilt under the aloft and Element brands and another which represents land that was sold to a developer who plans to build a Starwood hotel, partially offset by a $16 million gain on the sale of the Company’s interest in a joint venture. For the twelve months ended December 31, 2006, the balance also includes losses and impairment charges of approximately $54 million on the sale of hotels offset by gains on the sale of hotels and joint ventures and insurance proceeds of approximately $55 million. The three months ended December 31, 2005 reflect gains recorded on 3 hotel sales and the loss for the twelve months ended December 31, 2005 is related to losses on the sale or impairment of hotels.

(e)	Represents taxes on special items at the Company’s incremental tax rate.

(f)	Primarily relates to a deferred tax asset recognized on the deferred gain and other one-time tax benefits realized in connection with the Host sale.

(g)	Income tax benefit for the year ended December 31, 2006 primarily relates to the reversal of tax reserves no longer deemed necessary as the related contingencies have been resolved. Income tax expense in the three and twelve months ended December 31, 2005 is due to increases in tax reserves related to the Company’s 1998 disposition of the World Directories business, offset by tax refunds related to the 1995 split-up of ITT Corporation.
The Company has included the above supplemental information concerning special items to assist investors in analyzing Starwood’s financial position and results of operations. The Company has chosen to provide this information to investors to enable them to perform meaningful comparisons of past, present and future operating results and as a means to emphasize the results of core on-going operations.
Starwood will be conducting a conference call to discuss the fourth quarter financial results at 10:30 a.m. (EST) today at (719) 457-2698. The conference call will be available through simultaneous webcast in the Investor Relations/Press Releases section of the Company’s website at http://www.starwoodhotels.com. A replay of the conference call will also be available from 12:30 p.m. (EST) today through Thursday, February 8 at 12:00 midnight (EST) on both the Company’s website and via telephone replay at (719) 457-0820 (access code 4726733).
Definitions
All references to EPS, unless otherwise noted, reflect earnings per diluted share from continuing operations. All references to “net capital expenditures” mean gross capital expenditures for timeshare and fractional inventory net of cost of sales. EBITDA represents net income before interest expense, taxes, depreciation and amortization. The Company believes that EBITDA is a useful measure of the Company’s operating performance due to the significance of the Company’s long-lived assets and level of indebtedness. EBITDA is a commonly used measure of performance in its industry which, when considered with GAAP measures, the Company believes gives a more complete understanding of the Company’s operating performance. It also facilitates comparisons between the Company and its competitors. The Company’s management has historically adjusted EBITDA (i.e., “Adjusted EBITDA”) when evaluating operating performance for the total Company as well as for individual properties or groups of properties because the Company believes that the inclusion or exclusion of certain recurring and non-recurring items, such as revenues and costs and expenses from hotels sold, restructuring and other special charges and gains and losses on asset dispositions and impairments, is necessary to provide the most accurate measure of core operating results and as a means to evaluate comparative results. The Company’s management also uses Adjusted EBITDA as a measure in determining the value of acquisitions and dispositions and it is used in the annual budget process. Due to guidance from the Securities and Exchange Commission, the Company now does not reflect such items when calculating EBITDA; however, the Company continues to adjust for these special items and refers to this measure as Adjusted EBITDA. The Company has historically reported this measure to its investors and believes that the continued inclusion of Adjusted EBITDA provides consistency in its financial reporting and enables investors to perform more meaningful comparisons of past, present and future operating results and provides a means to evaluate the results of its core on-going operations. EBITDA and Adjusted EBITDA are not intended to represent cash flow from operations as defined by GAAP and such metrics should not be considered as an alternative to net income, cash flow from operations or any other performance measure prescribed by GAAP. The Company’s calculation of EBITDA and Adjusted EBITDA may be different from the calculations used by other companies and, therefore, comparability may be limited.
All references to Same-Store Owned Hotels reflect the Company’s owned, leased and consolidated joint venture hotels, excluding hotels sold to date, undergoing significant repositionings or for which comparable results are not available (i.e., hotels not owned during the entire periods presented or closed due to seasonality or hurricane damage). REVPAR is defined as revenue per available room. ADR is defined as average daily rate.
All references to contract sales or originated sales reflect vacation ownership sales before revenue adjustments for percentage of completion accounting methodology.
All references to management and franchise revenues represent base and incentive fees, franchise fees, amortization of deferred gains resulting from the sales of hotels subject to long-term management contracts and termination fees offset by payments by Starwood under performance and other guarantees.
Starwood Hotels & Resorts Worldwide, Inc. is one of the leading hotel and leisure companies in the world with approximately 870 properties in more than 100 countries and 145,000 employees at its owned and managed properties. Starwood® Hotels is a fully integrated owner, operator and franchisor of hotels and resorts with the following internationally renowned brands: St. Regis®, The Luxury Collection®, W®, Westin®, Le Méridien®, Sheraton®, Four Points® by Sheraton, aloft (SM), and Element (SM). Starwood Hotels also owns Starwood Vacation Ownership, Inc., one of the premier developers and operators of high quality vacation interval ownership resorts. For more information, please visit www.starwoodhotels.com.

** Please contact Starwood’s new, toll-free media hotline at (866) 4-STAR-PR
(866-478-2777) for photography or additional information.**
Note: This press release contains forward-looking statements within the meaning of federal securities regulations. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties and other factors that may cause actual results to differ materially from those anticipated at the time the forward-looking statements are made. Further results, performance and achievements may be affected by general economic conditions including the impact of war and terrorist activity, business and financing conditions, foreign exchange fluctuations, cyclicality of the real estate (including residential) and the hotel and vacation ownership businesses, operating risks associated with the hotel, vacation ownership and residential businesses, relationships with associates and labor unions, customers and property owners, the impact of the internet reservation channels, our reliance on technology, domestic and international political and geopolitical conditions, competition, governmental and regulatory actions (including the impact of changes in U.S. and foreign tax laws and their interpretation), travelers’ fears of exposure to contagious diseases, risk associated with the level of our indebtedness, risk associated with potential acquisitions and dispositions, and the introduction of new brand concepts and other risks and uncertainties. These risks and uncertainties are presented in detail in our filings with the Securities and Exchange Commission. Future vacation ownership units indicated in this press release include planned units on land owned by the Company or by joint ventures in which the Company has an interest that have received all major governmental land use approvals for the development of vacation ownership resorts. There can be no assurance that such units will in fact be developed and, if developed, the time period of such development (which may be more than several years in the future). Some of the projects may require additional third-party approvals or permits for development and build out and may also be subject to legal challenges as well as a commitment of capital by the Company. The actual number of units to be constructed may be significantly lower than the number of future units indicated. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per Share data)

Three Months Ended				Year Ended
December 31,				December 31,
		%				%
2006	2005	Variance		2006	2005	Variance
			Revenues

$602	$894	(32.7)	Owned, leased and consolidated joint venture hotels	$2,692	$3,517	(23.5)
322	192	67.7	Vacation ownership and residential sales and services(a)	1,005	889	13.0
209	152	37.5	Management fees, franchise fees and other income	697	501	39.1
439	278	57.9	Other revenues from managed and franchised properties (b)	1,585	1,070	48.1

1,572	1,516	3.7		5,979	5,977	0.0
			Costs and Expenses
448	672	33.3	Owned, leased and consolidated joint venture hotels	2,023	2,634	23.2
204	158	(29.1)	Vacation ownership and residential	736	661	(11.3)
128	96	(33.3)	Selling, general, administrative and other	470	370	(27.0)
9	13	30.8	Restructuring and other special charges, net	20	13	(53.8)
70	82	14.6	Depreciation	280	387	27.6
5	7	28.6	Amortization	26	20	(30.0)
439	278	(57.9)	Other expenses from managed and franchised properties (b)	1,585	1,070	(48.1)

1,303	1,306	0.2		5,140	5,155	0.3
269	210	28.1	Operating income	839	822	2.1
—	25	(100.0)	Gain on sale of VOI notes receivable	—	25	(100.0)
15	24	(37.5)	Equity earnings and gains and losses from unconsolidated ventures, net	61	64	(4.7)
(40)	(58)	31.0	Interest expense, net of interest income of $3, $8, $29 and $19	(215)	(239)	10.0
(4)	2	n/m	(Loss) gain on asset dispositions and impairments, net	(3)	(30)	90.0

240	203	18.2	Income from continuing operations before taxes and minority equity	682	642	6.2
(36)	(44)	n/m	Income tax (expense) benefit	434	(219)	n/m
(1)	—	n/m	Minority equity in net income	(1)	—	n/m

203	159	n/m	Income from continuing operations	1,115	423	n/m
			Discontinued Operations:
—	—	—	Loss from operations	—	(1)	n/m
(2)	—	n/m	Net loss on dispositions	(2)	—	n/m
2	—	n/m	Cumulative effect of accounting change	(70)	—	n/m

$203	$159	n/m	Net income	$1,043	$422	n/m

			Earnings (Loss) Per Share — Basic
$0.98	$0.72	n/m	Continuing operations	$5.25	$1.95	n/m
(0.01)	—	n/m	Discontinued operations	(0.01)	—	n/m
—	—	—	Cumulative effect of accounting change	(0.33)	—	n/m

$0.97	$0.72	n/m	Net income	$4.91	$1.95	n/m

			Earnings (Loss) Per Share — Diluted
$0.94	$0.70	n/m	Continuing operations	$5.01	$1.88	n/m
(0.01)	—	n/m	Discontinued operations	(0.01)	—	n/m
—	—	—	Cumulative effect of accounting change	(0.31)	—	n/m

$0.93	$0.70	n/m	Net income	$4.69	$1.88	n/m

208	219		Weighted average number of Shares	213	217

217	228		Weighted average number of Shares assuming dilution	223	225

(a)	Includes gains on sales of vacation ownership notes receivable of $17 million in the three and twelve months ended December 31, 2006.

(b)	The Company includes in revenues the reimbursement of costs incurred on behalf of managed hotel property owners and franchisees with no added margin and includes in costs and expenses these reimbursed costs. These costs relate primarily to payroll costs at managed properties where the Company is the employer.
n/m = not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
CONSOLIDATED BALANCE SHEETS
(in millions, except share data)

	December 31,	December 31,
	2006	2005
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$183	$897
Restricted cash	329	295
Accounts receivable, net of allowance for doubtful accounts of $49 and $50	593	642
Inventories	566	280
Prepaid expenses and other	139	169

Total current assets	1,810	2,283
Investments	436	403
Plant, property and equipment, net	3,831	4,169
Assets held for sale (a)	2	2,882
Goodwill and intangible assets, net	2,302	2,315
Deferred tax assets	530	40
Other assets (b)	381	402

	$9,292	$12,494

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings and current maturities of long-term debt (c)	$805	$1,219
Accounts payable	179	156
Accrued expenses	955	1,049
Accrued salaries, wages and benefits	383	297
Accrued taxes and other	153	158

Total current liabilities	2,475	2,879
Long-term debt (c)	1,827	2,849
Long-term debt held for sale (d)	—	77
Deferred tax liabilities	28	602
Other liabilities	1,928	851

	6,258	7,258

Minority interest	25	25
Commitments and contingencies
Stockholders’ equity:
Class A exchangeable preferred shares of the Trust; $0.01 par value; authorized 30,000,000 shares; outstanding 0 and 562,222 shares at December 31, 2006 and December 31, 2005, respectively	—	—
Class B exchangeable preferred shares of the Trust; $0.01 par value; authorized 15,000,000 shares; outstanding 0 and 24,627 shares at December 31, 2006 and December 31, 2005, respectively	—	—
Corporation common stock; $0.01 par value; authorized 1,050,000,000 shares; outstanding 213,484,439 and 217,218,781 shares at December 31, 2006 and December 31, 2005, respectively	2	2
Trust Class B shares of beneficial interest; $0.01 par value; authorized 1,000,000,000 shares; outstanding 0 and 217,218,781 shares at December 31, 2006 and December 31, 2005, respectively	—	2
Additional paid-in capital	2,286	5,412
Deferred compensation	—	(53)
Accumulated other comprehensive loss	(227)	(322)
Retained earnings	948	170

Total stockholders’ equity	3,009	5,211

	$9,292	$12,494

(a)	At December 31, 2006, reflects land which is considered held for sale. At December 31, 2005, includes 33 hotels that were sold in the second quarter of 2006 in connection with the definitive agreement signed on November 14, 2005 with Host Hotels & Resorts, Inc. and 3 hotels that had signed definitive agreements at December 31, 2005 and were sold in the first quarter of 2006.

(b)	Includes restricted cash of $7 million and $12 million at December 31, 2006 and December 31, 2005, respectively.

(c)	Excludes Starwood’s share of unconsolidated joint venture debt aggregating approximately $484 million and $469 million at December 31, 2006 and December 31, 2005, respectively.

(d)	Represents the debt that was assumed by Host in connection with the definitive agreement signed on November 14, 2005.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Non-GAAP to GAAP Reconciliations — Historical Data
(in millions)

Three Months Ended				Year Ended
December 31,				December 31,
2006	2005	% Variance		2006	2005	% Variance
			Reconciliation of Net Income to EBITDA and Adjusted EBITDA
$203	$159	n/m	Net income	$1,043	$422	n/m
47	76	(38.2)	Interest expense(a)	263	283	(7.1)
38	44	n/m	Income tax (benefit) expense(b)	(432)	218	n/m
78	93	(16.1)	Depreciation(c)	311	423	(26.5)
6	8	(25.0)	Amortization (d)	31	26	19.2

372	380	(2.1)	EBITDA	1,216	1,372	(11.4)
4	(2)	n/m	Loss (gain) on asset dispositions and impairments, net	3	30	(90.0)
9	13	(30.8)	Restructuring and other special charges, net	20	13	53.8
—	—	—	Discontinued operations	—	2	n/m
(2)	—	n/m	Cumulative effect of accounting change	70	—	n/m

$383	$391	(2.0)	Adjusted EBITDA	$1,309	$1,417	(7.6)

(a)	Includes $4 million and $10 million of interest expense related to unconsolidated joint ventures for the three months ended December 31, 2006 and 2005, respectively, and $19 million and $25 million for the year ended December 31, 2006 and 2005, respectively.

(b)	Includes $2 million and $0 million of tax (benefit) expense recorded in discontinued operations for the three months ended December 31, 2006 and 2005, respectively, and $2 million and $1 million for the year ended December 31, 2006 and 2005, respectively.

(c)	Includes $8 million and $11 million of Starwood’s share of depreciation expense of unconsolidated joint ventures for the three months ended December 31, 2006 and 2005, respectively, and $31 million and $36 million for the year ended December 31, 2006 and 2005, respectively.

(d)	Includes $1 million of Starwood’s share of amortization expense of unconsolidated joint ventures for the three months ended December 31, 2006 and 2005, and $5 million and $6 million for the year ended December 31, 2006 and 2005, respectively.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Non-GAAP to GAAP Reconciliations — Future Performance
(In millions)

Three Months Ended		Year Ended
March 31, 2007		December 31, 2007
$83	Net income	$543
46	Interest expense	184
41	Income tax expense	268
85	Depreciation and amortization	340

255	EBITDA	1,335
—	Gain on asset disposition and impairments, net	—
—	Restructuring and other special charges, net	—

$255	Adjusted EBITDA	$1,335

Three Months Ended		Year Ended
March 31, 2007		December 31, 2007
$83	Income from continuing operations	543

$0.38	EPS	$2.50

	Special Items
—	Restructuring and other special charges, net	—
—	Gain on asset dispositions and impairments, net	—

—	Total special items — pre-tax	—
—	Income tax (benefit) expense on special items	—

—	Total special items — after-tax	—

$83	Income from continuing operations excluding special items	$543

$0.38	EPS excluding special items	$2.50

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Non-GAAP to GAAP Reconciliations – Same Store Owned Hotel Revenue and Expenses
(In millions)

Three Months Ended				Year Ended
December 31,				December 31,
		%	Same-Store Owned Hotels (1)			%
2006	2005	Variance	Worldwide	2006	2005	Variance
			Revenue
$512	$466	9.8	Same-Store Owned Hotels	$1,942	$1,785	8.8
2	358	(99.3)	Hotels Sold or Closed in 2006 and 2005 (56 hotels)	384	1,422	(73.0)
88	70	27.2	Hotels Without Comparable Results (11 hotels)	359	304	18.3
—	—	—	Other ancillary hotel operations	7	6	7.7

$602	$894	(32.7)	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$2,692	$3,517	(23.5)

			Costs and Expenses
$377	$356	(6.1)	Same-Store Owned Hotels	$1,443	$1,361	(6.0)
1	254	99.7	Hotels Sold or Closed in 2006 and 2005 (56 hotels)	293	1,026	71.4
70	62	13.5	Hotels Without Comparable Results (11 hotels)	283	243	(16.4)
—	—	—	Other ancillary hotel operations	4	4	(2.1)

$448	$672	33.3	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$2,023	$2,634	23.2

Three Months Ended				Year Ended
December 31,				December 31,
		%	Same-Store Owned Hotels			%
2006	2005	Variance	North America	2006	2005	Variance
			Revenue
$332	$309	7.3	Same-Store Owned Hotels	$1,255	$1,148	9.3
1	298	(99.7)	Hotels Sold or Closed in 2006 and 2005 (45 hotels)	311	1,168	(73.4)
76	62	23.9	Hotels Without Comparable Results (8 hotels)	315	255	23.4

$409	$669	(38.8)	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$1,881	$2,571	(26.8)

			Costs and Expenses
$245	$233	(5.5)	Same-Store Owned Hotels	$925	$868	(6.5)
1	210	(99.7)	Hotels Sold or Closed in 2006 and 2005 (45 hotels)	242	846	(71.3)
61	54	13.2	Hotels Without Comparable Results (8 hotels)	250	208	20.5

$307	$497	38.2	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$1,417	$1,922	26.3

Three Months Ended				Year Ended			`
December 31,				December 31,
		%	Same-Store Owned Hotels			%
2006	2005	Variance	International	2006	2005	Variance
			Revenue
$180	$157	14.7	Same-Store Owned Hotels	$687	$637	7.8
1	60	(97.9)	Hotels Sold or Closed in 2006 and 2005 (11 hotels)	73	254	(71.2)
12	8	54.5	Hotels Without Comparable Results (3 hotels)	44	49	(8.6)
—	—	—	Other ancillary hotel operations	7	6	7.7

$193	$225	(14.3)	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$811	$946	(14.3)

			Costs and Expenses
$132	$123	(7.3)	Same-Store Owned Hotels	$518	$493	(5.1)
—	44	(100.1)	Hotels Sold or Closed in 2006 and 2005 (11 hotels)	51	180	(71.5)
9	8	15.5	Hotels Without Comparable Results (3 hotels)	33	35	(7.8)
—	—	—	Other ancillary hotel operations	4	4	2.1

$141	$175	19.3	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$606	$712	14.9

(1)	Same-Store Owned Hotel Results exclude 56 hotels sold or closed in 2006 and 2005 and 11 hotels without comparable results;

Starwood Hotels & Resorts Worldwide, Inc.
Worldwide Hotel Results — Same Store
For the Three Months Ended December 31, 2006
UNAUDITED

	System Wide (1) - Worldwide			System Wide (1) - North America			System Wide (1) - International
	2006	2005	Var.	2006	2005	Var.	2006	2005	Var.
TOTAL HOTELS
REVPAR ($)	109.09	97.90	11.4%	108.66	99.59	9.1%	109.80	95.11	15.4%
ADR ($)	160.67	147.02	9.3%	159.26	148.20	7.5%	163.02	145.01	12.4%
OCCUPANCY (%)	67.9%	66.6%	1.3	68.2%	67.2%	1.0	67.4%	65.6%	1.8

SHERATON
REVPAR ($)	99.48	88.80	12.0%	97.89	90.92	7.7%	101.33	86.34	17.4%
ADR ($)	148.19	134.75	10.0%	145.93	136.93	6.6%	150.81	132.18	14.1%
OCCUPANCY (%)	67.1%	65.9%	1.2	67.1%	66.4%	0.7	67.2%	65.3%	1.9

WESTIN
REVPAR ($)	125.18	113.74	10.1%	122.67	111.77	9.8%	133.12	119.96	11.0%
ADR ($)	180.23	166.36	8.3%	176.46	163.43	8.0%	192.24	175.60	9.5%
OCCUPANCY (%)	69.5%	68.4%	1.1	69.5%	68.4%	1.1	69.2%	68.3%	0.9

ST. REGIS/LUXURY COLLECTION
REVPAR ($)	199.39	171.83	16.0%	190.85	164.99	15.7%	205.81	176.98	16.3%
ADR ($)	311.48	286.57	8.7%	292.05	275.74	5.9%	326.65	294.70	10.8%
OCCUPANCY (%)	64.0%	60.0%	4.0	65.4%	59.8%	5.6	63.0%	60.1%	2.9

W
REVPAR ($)	233.81	209.66	11.5%	243.07	214.21	13.5%	145.26	166.22	-12.6%
ADR ($)	310.49	287.82	7.9%	314.79	289.08	8.9%	254.84	273.17	-6.7%
OCCUPANCY (%)	75.3%	72.8%	2.5	77.2%	74.1%	3.1	57.0%	60.8%	-3.8

FOUR POINTS
REVPAR ($)	65.94	59.65	10.5%	63.57	57.82	9.9%	72.71	65.03	11.8%
ADR ($)	99.93	92.90	7.6%	98.23	91.80	7.0%	104.44	95.92	8.9%
OCCUPANCY (%)	66.0%	64.2%	1.8	64.7%	63.0%	1.7	69.6%	67.8%	1.8

OTHER
REVPAR ($)	108.66	105.23	3.3%	108.66	105.23	3.3%
ADR ($)	139.09	131.30	5.9%	139.09	131.30	5.9%
OCCUPANCY (%)	78.1%	80.1%	-2.0	78.1%	80.1%	-2.0

(1)	Includes same store owned, leased, managed, and franchised hotels

Starwood Hotels & Resorts Worldwide, Inc.
Worldwide Hotel Results — Same Store
For the Three Months Ended December 31, 2006
UNAUDITED

	System Wide (1)			Company Operated (2)
	2006	2005	Var.	2006	2005	Var.
TOTAL WORLDWIDE
REVPAR ($)	109.09	97.90	11.4%	125.12	111.49	12.2%
ADR ($)	160.67	147.02	9.3%	179.72	163.70	9.8%
OCCUPANCY (%)	67.9%	66.6%	1.3	69.6%	68.1%	1.5

NORTH AMERICA
REVPAR ($)	108.66	99.59	9.1%	133.35	121.87	9.4%
ADR ($)	159.26	148.20	7.5%	187.27	173.32	8.0%
OCCUPANCY (%)	68.2%	67.2%	1.0	71.2%	70.3%	0.9

EUROPE
REVPAR ($)	122.74	104.92	17.0%	138.59	117.02	18.4%
ADR ($)	185.48	165.18	12.3%	206.87	183.97	12.4%
OCCUPANCY (%)	66.2%	63.5%	2.7	67.0%	63.6%	3.4

AFRICA & MIDDLE EAST
REVPAR ($)	104.71	83.88	24.8%	104.85	84.01	24.8%
ADR ($)	158.70	136.37	16.4%	159.39	136.58	16.7%
OCCUPANCY (%)	66.0%	61.5%	4.5	65.8%	61.5%	4.3

ASIA PACIFIC
REVPAR ($)	110.10	98.98	11.2%	107.78	96.01	12.3%
ADR ($)	158.43	142.24	11.4%	154.63	139.32	11.0%
OCCUPANCY (%)	69.5%	69.6%	-0.1	69.7%	68.9%	0.8

LATIN AMERICA
REVPAR ($)	81.06	72.03	12.5%	90.40	80.74	12.0%
ADR ($)	122.82	111.29	10.4%	137.32	124.20	10.6%
OCCUPANCY (%)	66.0%	64.7%	1.3	65.8%	65.0%	0.8

(1)	Includes same store owned, leased, managed, and franchised hotels

(2)	Includes same store owned, leased, and managed hotels

Starwood Hotels & Resorts Worldwide, Inc.
Owned Hotel Results — Same Store (1)
For the Three Months Ended December 31, 2006
UNAUDITED

	WORLDWIDE			NORTH AMERICA			INTERNATIONAL
	2006	2005	Var.	2006	2005	Var.	2006	2005	Var.
	75 Hotels			44 Hotels			31 Hotels
TOTAL HOTELS
REVPAR ($)	139.00	125.33	10.9%	137.63	127.63	7.8%	141.80	120.65	17.5%
ADR ($)	199.48	183.64	8.6%	197.99	184.33	7.4%	202.49	182.17	11.2%
OCCUPANCY (%)	69.7%	68.2%	1.5	69.5%	69.2%	0.3	70.0%	66.2%	3.8

Total REVENUE	511,681	466,202	9.8%	332,035	309,567	7.3%	179,646	156,635	14.7%
Total EXPENSES	377,443	355,645	6.1%	245,129	232,357	5.5%	132,314	123,288	7.3%

	66 Hotels			35 Hotels			31 Hotels
BRANDED HOTELS
REVPAR ($)	143.81	128.80	11.7%	144.96	133.47	8.6%	141.80	120.65	17.5%
ADR ($)	203.59	187.09	8.8%	204.21	189.75	7.6%	202.49	182.17	11.2%
OCCUPANCY (%)	70.6%	68.8%	1.8	71.0%	70.3%	0.7	70.0%	66.2%	3.8

Total REVENUE	478,388	432,510	10.6%	298,742	275,875	8.3%	179,646	156,635	14.7%
Total EXPENSES	349,995	328,535	6.5%	217,681	205,247	6.1%	132,314	123,288	7.3%

(1)	Hotel Results exclude 50 hotels sold and 10 hotels without comparable results during 2005 & 2006

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Management Fees, Franchise Fees and Other Income
For the Three Months Ended December 31, 2006
UNAUDITED ($ millions)

	Worldwide
	2006	2005	Variance	% Variance
Management Fees:
Base Fees	65	41	24	58.5%
Incentive Fees	42	27	15	55.6%

Total Management Fees	107	68	39	57.4%

Franchise Fees	31	23	8	34.8%

Total Management & Franchise Fees	138	91	47	51.6%

Other Management & Franchise Revenues (1)	23	13	10	76.9%

Total Management & Franchise Revenues	161	104	57	54.8%

Other (2)	48	48	0	—

Management Fees, Franchise Fees and Other Income	209	152	57	37.5%

(1)	Other Management & Franchise Fees primarily includes the amortization of deferred gains of approximately $20 million in 2006 and $3 million in 2005 resulting from the sales of hotels subject to long-term management contracts and termination fees.

(2)	Other primarily includes revenues from Bliss and other miscellaneous revenue.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Vacation Ownership & Residential Revenues and Expenses
For the Three Months Ended December 31, 2006
UNAUDITED ($ millions)

	2006	2005	% Variance
Originated Sales Revenues (1) — Vacation Ownership Sales	176	153	15.0%
Other Sales and Services Revenues (2)	52	29	79.3%
Deferred Revenues — Percentage of Completion	70	(25)	n/m
Deferred Revenues — Other (3)	12	(8)	n/m

Vacation Ownership Sales and Services Revenues	310	149	108.1%
Residential Sales and Services Revenues	12	43	(72.1%)

Total Vacation Ownership & Residential Sales and Services Revenues	322	192	67.7%

Originated Sales Expenses (4) — Vacation Ownership Sales	109	104	(4.8%)
Other Expenses (5)	41	38	(7.9%)
Deferred Expenses — Percentage of Completion	33	(17)	n/m
Deferred Expenses — Other	10	(5)	(300.0%)

Vacation Ownership Expenses	193	120	(60.8%)
Residential Expenses	11	38	71.1%

Total Vacation Ownership & Residential Expenses	204	158	(29.1%)

(1)	Timeshare sales revenue originated at each sales location before deferrals of revenue for U.S. GAAP reporting purposes

(2)	Includes resort income, interest income, gain on sale of notes receivable, and miscellaneous other revenues

(3)	Includes deferral of revenue for contracts still in rescission period, contracts that do not yet meet the requirements of SFAS No. 66 or SFAS No. 152 and, in 2006, provision for loan loss

(4)	Timeshare cost of sales and sales & marketing expenses before deferrals of sales expenses for U.S. GAAP reporting purposes

(5)	Includes resort, general and administrative, and other miscellaneous expenses
Note: Deferred revenue is calculated based on the Percentage of Completion (“POC”) of the project. Deferred expenses, also based on POC, include product costs and direct sales and marketing costs only. Indirect sales and marketing costs are no longer deferred per SFAS 152 as of January 1, 2006.

Starwood Hotels & Resorts Worldwide, Inc.
Worldwide Hotel Results — Same Store
For the Twelve Months Ended December 31, 2006
UNAUDITED

	System Wide(1) - Worldwide			System Wide(1) - North America			System Wide(1) - International
	2006	2005	Var.	2006	2005	Var.	2006	2005	Var.
TOTAL HOTELS
REVPAR ($)	109.66	99.82	9.9%	111.52	101.93	9.4%	106.52	96.30	10.6%
ADR ($)	156.51	144.23	8.5%	154.76	143.27	8.0%	159.69	145.96	9.4%
OCCUPANCY (%)	70.1%	69.2%	0.9	72.1%	71.1%	1.0	66.7%	66.0%	0.7

SHERATON
REVPAR ($)	98.71	89.81	9.9%	101.38	93.38	8.6%	95.53	85.55	11.7%
ADR ($)	143.56	131.21	9.4%	143.13	132.28	8.2%	144.11	129.85	11.0%
OCCUPANCY (%)	68.8%	68.4%	0.4	70.8%	70.6%	0.2	66.3%	65.9%	0.4

WESTIN
REVPAR ($)	127.47	116.62	9.3%	126.64	114.89	10.2%	130.08	122.05	6.6%
ADR ($)	176.56	164.24	7.5%	172.64	159.46	8.3%	189.75	180.17	5.3%
OCCUPANCY (%)	72.2%	71.0%	1.2	73.4%	72.0%	1.4	68.6%	67.7%	0.9

ST. REGIS/LUXURY COLLECTION
REVPAR ($)	215.39	191.22	12.6%	204.55	179.79	13.8%	222.39	198.89	11.8%
ADR ($)	318.86	296.40	7.6%	285.84	267.32	6.9%	342.35	317.33	7.9%
OCCUPANCY (%)	67.5%	64.5%	3.0	71.6%	67.3%	4.3	65.0%	62.7%	2.3

W
REVPAR ($)	212.51	188.87	12.5%	220.86	195.93	12.7%	132.76	121.53	9.2%
ADR ($)	280.14	256.55	9.2%	282.83	257.99	9.6%	243.38	236.30	3.0%
OCCUPANCY (%)	75.9%	73.6%	2.3	78.1%	75.9%	2.2	54.5%	51.4%	3.1

FOUR POINTS
REVPAR ($)	67.91	61.76	10.0%	66.23	60.23	10.0%	72.79	66.23	9.9%
ADR ($)	98.33	91.64	7.3%	96.36	89.33	7.9%	103.92	98.37	5.6%
OCCUPANCY (%)	69.1%	67.4%	1.7	68.7%	67.4%	1.3	70.0%	67.3%	2.7

OTHER
REVPAR ($)	109.89	106.11	3.6%	109.89	106.11	3.6%
ADR ($)	132.91	131.43	1.1%	132.91	131.43	1.1%
OCCUPANCY (%)	82.7%	80.7%	2.0	82.7%	80.7%	2.0

(1)	Includes same store owned, leased, managed, and franchised hotels

Starwood Hotels & Resorts Worldwide, Inc.
Worldwide Hotel Results — Same Store
For the Twelve Months Ended December 31, 2006
UNAUDITED

	System Wide (1)			Company Operated (2)
	2006	2005	Var.	2006	2005	Var.
TOTAL WORLDWIDE
REVPAR ($)	109.66	99.82	9.9%	123.27	111.99	10.1%
ADR ($)	156.51	144.23	8.5%	172.72	158.84	8.7%
OCCUPANCY (%)	70.1%	69.2%	0.9	71.4%	70.5%	0.9

NORTH AMERICA
REVPAR ($)	111.52	101.93	9.4%	132.82	121.12	9.7%
ADR ($)	154.76	143.27	8.0%	178.26	164.79	8.2%
OCCUPANCY (%)	72.1%	71.1%	1.0	74.5%	73.5%	1.0

EUROPE
REVPAR ($)	129.20	116.40	11.0%	143.65	128.84	11.5%
ADR ($)	192.29	179.57	7.1%	210.31	197.40	6.5%
OCCUPANCY (%)	67.2%	64.8%	2.4	68.3%	65.3%	3.0

AFRICA & MIDDLE EAST
REVPAR ($)	95.96	84.21	14.0%	96.78	84.98	13.9%
ADR ($)	145.48	125.29	16.1%	145.61	124.88	16.6%
OCCUPANCY (%)	66.0%	67.2%	-1.2	66.5%	68.0%	-1.5

ASIA PACIFIC
REVPAR ($)	100.07	92.79	7.8%	97.89	91.40	7.1%
ADR ($)	148.43	137.07	8.3%	144.30	134.68	7.1%
OCCUPANCY (%)	67.4%	67.7%	-0.3	67.8%	67.9%	-0.1

LATIN AMERICA
REVPAR ($)	76.86	67.04	14.6%	85.89	75.09	14.4%
ADR ($)	119.48	106.90	11.8%	134.79	118.38	13.9%
OCCUPANCY (%)	64.3%	62.7%	1.6	63.7%	63.4%	0.3

(1)	Includes same store owned, leased, managed, and franchised hotels

(2)	Includes same store owned, leased, and managed hotels

Starwood Hotels & Resorts Worldwide, Inc.
Owned Hotel Results — Same Store (1)
For the Twelve Months Ended December 31, 2006
UNAUDITED

	WORLDWIDE			NORTH AMERICA			INTERNATIONAL
	2006	2005	Var.	2006	2005	Var.	2006	2005	Var.
	74 Hotels			43 Hotels			31 Hotels
TOTAL HOTELS
REVPAR ($)	136.33	123.80	10.1%	135.46	122.94	10.2%	138.05	125.51	10.0%
ADR ($)	191.56	177.04	8.2%	185.61	170.47	8.9%	204.33	191.38	6.8%
OCCUPANCY (%)	71.2%	69.9%	1.3	73.0%	72.1%	0.9	67.6%	65.6%	2.0

Total REVENUE	1,941,796	1,785,090	8.8%	1,255,149	1,148,297	9.3%	686,647	636,793	7.8%
Total EXPENSES	1,442,812	1,361,570	6.0%	924,766	868,535	6.5%	518,046	493,035	5.1%

	65 Hotels			34 Hotels			31 Hotels
BRANDED HOTELS
REVPAR ($)	140.20	126.90	10.5%	141.47	127.72	10.8%	138.05	125.51	10.0%
ADR ($)	195.70	180.37	8.5%	191.08	174.57	9.5%	204.33	191.38	6.8%
OCCUPANCY (%)	71.6%	70.4%	1.2	74.0%	73.2%	0.8	67.6%	65.6%	2.0

Total REVENUE	1,805,444	1,650,788	9.4%	1,118,797	1,013,995	10.3%	686,647	636,793	7.8%
Total EXPENSES	1,332,566	1,254,812	6.2%	814,520	761,777	6.9%	518,046	493,035	5.1%

(1)	Hotel Results exclude 56 hotels sold and 11 hotels without comparable results during 2005 & 2006

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Management Fees, Franchise Fees and Other Income
For the Twelve Months Ended December 31, 2006
UNAUDITED ($ millions)

	Worldwide
	2006	2005	Variance	% Variance
Management Fees:
Base Fees	234	146	88	60.3%
Incentive Fees	132	80	52	65.0%

Total Management Fees	366	226	140	61.9%

Franchise Fees	118	96	22	22.9%

Total Management & Franchise Fees	484	322	162	50.3%

Other Management & Franchise Revenues (1)	80	40	40	100.0%

Total Management & Franchise Revenues	564	362	202	55.8%

Other (2)	133	139	(6)	(4.3)%

Management Fees, Franchise Fees and Other Income	697	501	196	39.1%

(1)	Other Management & Franchise Fees primarily includes the amortization of deferred gains of approximately $62 million in 2006 and $12 million in 2005 resulting from the sales of hotels subject to long-term management contracts and termination fees.

(2)	Other primarily includes revenues from Bliss and other miscellaneous revenue.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Vacation Ownership & Residential Revenues and Expenses
For the Twelve Months Ended December 31, 2006
UNAUDITED ($ millions)

	2006	2005	% Variance
Originated Sales Revenues (1) — Vacation Ownership Sales	739	620	19.2%
Other Sales and Services Revenues (2)	156	112	39.3%
Deferred Revenues — Percentage of Completion	—	(23)	n/m
Deferred Revenues — Other (3)	10	(6)	n/m

Vacation Ownership Sales and Services Revenues	905	703	28.7%
Residential Sales and Services Revenues	100	186	(46.2%)

Total Vacation Ownership & Residential Sales and Services Revenues	1,005	889	13.0%

Originated Sales Expenses (4) — Vacation Ownership Sales	471	405	(16.3%)
Other Expenses (5)	159	129	(23.3%)
Deferred Expenses — Percentage of Completion	—	(16)	n/m
Deferred Expenses — Other	29	(4)	n/m

Vacation Ownership Expenses	659	514	(28.2%)
Residential Expenses	77	147	47.6%

Total Vacation Ownership & Residential Expenses	736	661	(11.3%)

(1)	Timeshare sales revenue originated at each sales location before deferrals of revenue for U.S. GAAP reporting purposes

(2)	Includes resort income, interest income, gain on sale of notes receivable, and miscellaneous other revenues

(3)	Includes deferral of revenue for contracts still in rescission period, contracts that do not yet meet the requirements of SFAS No. 66 or SFAS No. 152 and, in 2006, provision for loan loss

(4)	Timeshare cost of sales and sales & marketing expenses before deferrals of sales expenses for U.S. GAAP reporting purposes

(5)	Includes resort, general and administrative, and other miscellaneous expenses
Note: Deferred revenue is calculated based on the Percentage of Completion (“POC”) of the project. Deferred expenses, also based on POC, include product costs and direct sales and marketing costs only. Indirect sales and marketing costs are no longer deferred per SFAS 152 as of January 1, 2006.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Debt Portfolio Summary
As of December 31, 2006
UNAUDITED

	Interest	Balance		Interest	Avg Maturity
Debt	Terms	(in millions)	% of Portfolio	Rate	(in years)
Floating Rate Debt:

Senior credit facility
Revolving credit facility	Various + .475%	$435	17%	5.77%	4.1

		435	17%	5.77%	4.1

Mortgages and other	Various	132	5%	7.10%	1.5

Interest rate swaps	LIBOR + 4.23%	300	11%	9.59%

Total Floating		867	33%	7.30%	3.5

Fixed Rate Debt:

Sheraton Holding public debt		449	17%	7.38%	8.9

Senior notes (1)		1,481	56%	6.70%	3.0

Mortgages and other		135	5%	7.49%	8.3

Interest rate swaps		(300)	-11%	7.88%

Total Fixed		1,765	67%	6.81%	4.6

Total Debt		$2,632	100%	6.97%	4.4

(1) Balance consists of outstanding public debt of $1.498 billion and a $5 million fair value adjustment related to the unamortized gain on fixed to floating interest rate swaps terminated in September 2002 and March 2004 and a ($22) million fair value adjustment related to current fixed to floating interest rate swaps.	Maturities

	<1 year	$805

	2-3 years	45

	4-5 years	447
	>5 years	1,335

		$2,632

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Hotels without Comparable Results & Other Selected Items
As of December 31, 2006
UNAUDITED ($ millions)
Properties without comparable results in 2006:

Property	Location
W New Orleans — French Quarter	New Orleans, LA
W New Orleans	New Orleans, LA
St. Regis Aspen	Aspen, CO
Sheraton Bal Harbour Beach Resort	Bal Harbour, FL
St. Regis New York	New York, NY
Caesars Paradise Stream	Mount Pocono, PA
St. Regis Hotel, San Francisco	San Francisco, CA
Westin St. John Resort & Villas	St. John, Virgin Islands
The Westin Resort & Spa, Cancun	Cancun, Mexico
Sheraton Fiji	Nadi, Fiji
Westin Royal Denarau	Nadi, Fiji
Properties sold or closed in 2006 and 2005:

Property	Location
33 Hotels Sold to Host Hotels & Resorts	Various
Sheraton Denver Tech Center	Englewood, CO
Deerfield Beach Hilton	Ft. Lauderdale, FL
Raphael	Chicago, IL
Sheraton Chapel Hill	Chapel Hill, NC
St. Regis Washington, DC	Washington, DC
Sheraton Russell Hotel	New York, NY
Westin Philadelphia	Philadelphia, PA
Westin Princeton at Forrestal Village	Princeton, NJ
Sheraton Ft. Lauderdale Airport Hotel	Dania, FL
Westin Hotel Long Beach	Long Beach, CA
Sheraton Suites San Diego	San Diego, CA
Sheraton Framingham Hotel	Framingham, MA
Westin Embassy Row, Washington D.C.	Washington, DC
Westin Atlanta North at Perimeter	Atlanta, GA
Sheraton Suites Key West	Key West, FL
Sheraton Colony Square	Atlanta, GA
Sheraton Colonial Hotel & Golf Club	Lynnfield, MA
Sheraton Universal Hotel	Universal City, CA
Hotel Danieli	Venice, Italy
Sheraton Lisboa Hotel & Towers	Lisbon, Portugal
Sheraton Cancun Resort & Towers	Cancun, Mexico
Sheraton Inn Lexington	Lexington, MA
Sheraton Omaha Hotel	Omaha, NE
Selected Balance Sheet and Cash Flow Items:

Cash and cash equivalents (including restricted cash of $336 million)	$519
Debt	$2,632
Revenues and Expenses Associated with Assets Sold or Closed in 2005 and 2006 or Expected to be Sold in the First Quarter of 2007 (1):

	Q1	Q2	Q3	Q4	Full Year
Hotels Sold in 2005:
2005
Revenues	$36	$41	$28	$18	$123
Expenses (excluding depreciation)	$29	$27	$20	$14	$90

Hotels Sold in 2006:
2006
Revenues	$295	$71	$16	$2	$384
Expenses (excluding depreciation)	$227	$53	$12	$1	$293

2005
Revenues	$287	$354	$318	$340	$1,299
Expenses (excluding depreciation)	$224	$242	$230	$240	$936

Hotels Classified as Held for Sale at December 31, 2006:

2006
Revenues	$—	$—	$—	$—	$—
Expenses (excluding depreciation)	$—	$—	$—	$—	$—

2005
Revenues	$—	$—	$—	$—	$—
Expenses (excluding depreciation)	$—	$—	$—	$—	$—

(1)	Results consist of 11 hotels sold in 2005, 45 hotels sold in 2006. There are no hotels classified as held for sale at December 31, 2006.
These amounts are included in the revenues and expenses from owned, leased and consolidated joint venture hotels in 2006 and 2005.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Capital Expenditures
For the Three and Twelve Months Ended December 31, 2006
UNAUDITED ($ millions)

	Q4	YTD
Capital Expenditures:
Owned, Leased and Consolidated Joint Venture Hotels	55	241
Corporate/IT	16	48

Subtotal	71	289

Vacation Ownership Capital Expenditures:
Capital expenditures (includes land acquisitions)	26	76
Net capital expenditures for inventory (1)	33	118

Subtotal	59	194

Development Capital	59	168

Total Capital Expenditures	189	651

(1)	Represents gross inventory capital expenditures of $107 and $335, less cost of sales of $74 and $217 for the three and twelve months ended December 31, 2006.

Starwood Hotels & Resorts Worldwide, Inc.
2006 Divisional Hotel Inventory Summary by Ownership by Brand
December 31, 2006

	NAD		EAME		LAD		ASIA		Total
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms
Owned
Sheraton	13	6,298	8	1,711	5	2,713	2	831	28	11,553
Westin	8	4,030	5	1,068	3	901	1	273	17	6,272
Four Points	6	1,153	—	—	—	—	1	630	7	1,783
W	10	3,178	—	—	—	—	—	—	10	3,178
Luxury Collection	1	654	7	828	1	181	—	—	9	1,663
St. Regis	3	668	1	161	—	—	—	—	4	829
Other	10	2,482	—	—	—	—	—	—	10	2,482

Total Owned	51	18,463	21	3,768	9	3,795	4	1,734	85	27,760

Managed & UJV
Sheraton	55	28,536	76	22,639	14	2,749	46	15,993	191	69,917
Westin	47	25,616	14	3,708	—	—	13	5,199	74	34,523
Four Points	1	475	6	899	3	428	2	604	12	2,406
W	8	2,269	—	—	1	237	2	330	11	2,836
Luxury Collection	7	1,697	9	1,545	8	298	—	—	24	3,540
St. Regis	5	728	1	95	—	—	2	591	8	1,414
Le Meridien	5	1,058	71	16,912	2	626	24	5,993	102	24,589
Other	3	2,824	1	—	—	—	—	—	4	2,824

Total Managed & UJV	131	63,203	178	45,798	28	4,338	89	28,710	426	142,049

Franchised
Sheraton	127	38,974	26	6,663	5	1,655	19	7,097	177	54,389
Westin	29	10,477	3	1,135	3	598	5	1,226	40	13,436
Four Points	85	14,560	11	1,539	9	1,384	2	235	107	17,718
Luxury Collection	1	249	14	1,746	—	—	—	—	15	1,995
Le Meridien	4	1,342	11	3,924	1	213	5	2,772	21	8,251

Total Franchised	246	65,602	65	15,007	18	3,850	31	11,330	360	95,789

Systemwide

Sheraton	195	73,808	110	31,013	24	7,117	67	23,921	396	135,859
Westin	84	40,123	22	5,911	6	1,499	19	6,698	131	54,231
Four Points	92	16,188	17	2,438	12	1,812	5	1,469	126	21,907
W	18	5,447	—	—	1	237	2	330	21	6,014
Luxury Collection	9	2,600	30	4,119	9	479	—	—	48	7,198
St. Regis	8	1,396	2	256	—	—	2	591	12	2,243
Le Meridien	9	2,400	82	20,836	3	839	29	8,765	123	32,840
Other	13	5,306	1	—	—	—	—	—	14	5,306

Total Systemwide	428	147,268	264	64,573	55	11,983	124	41,774	871	265,598

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Top 20 Owned and Consolidated Joint Venture Hotels
For the Year Ended December 31,2006

US Hotels	Location	Rooms

St. Regis New York	New York, NY	229
St. Regis Aspen	Aspen, CO	179

The Phoenician	Phoenix, AZ	654

W New York — Time Square	New York, NY	507
W Chicago Lakeshore	Chicago, IL	520
W San Francisco	San Francisco, CA	410
W Los Angeles Westwood	Los Angeles, CA	258
W Chicago — City Center	Chicago, IL	369
W New Orleans	New Orleans, LA	423
W New York — The Court	New York, NY	198
W Atlanta	Atlanta, GA	275
W New York — The Tuscany	New York, NY	120

Westin Maui Resort & Spa	Maui, HI	759
Westin Peachtree	Atlanta, GA	1068
Westin Horton Plaza San Diego	San Diego, CA	450
Westin Galleria Houston	Houston, TX	487
Westin San Francisco Airport	San Francisco, CA	393
Westin Fort Lauderdale	Fort Lauderdale, FL	293

Sheraton Manhattan Hotel	New York, NY	665
Sheraton Bal Harbour Beach Resort	Bal Harbour, FL	645
Sheraton Kauai Resort	Kauai, HI	394

Boston Park Plaza Hotel	Boston, MA	941

International Hotels	Location	Rooms

St. Regis Grand Hotel, Rome	Rome, Italy	161

Hotel Gritti Palace	Venice, Italy	91
Park Tower, Buenos Aires	Buenos Aires, Argentina	181
Hotel Alfonso XIII	Seville, Spain	147

The Westin Excelsior, Rome	Rome, Italy	319
The Westin Resort & Spa, Los Cabos	Los Cabos, Mexico	243
The Westin Resort & Spa Puerto Vallarta	Puerto Vallarta, Mexico	279
The Westin Excelsior, Florence	Florence, Italy	171
The Westin Resort & Spa Cancun	Cancun, Mexico	379
Westin St. John Resort & Villas	St John, Virgin Islands	174

Sheraton Centre Toronto Hotel	Toronto, Canada	1377
The Park Lane Hotel	London, England	302
Sheraton On The Park	Sydney, Australia	557
Sheraton Buenos Aires Hotel & Convention Center	Buenos Aires, Argentina	739
Sheraton Maria Isabel Hotel & Towers	Mexico City, Mexico	755
Sheraton Gateway Hotel in Toronto International Hotel	Toronto, Canada	474
Le Centre Sheraton Hotel	Montreal, Canada	825
Sheraton Paris Airport Hotel Charles de Gaulle	Paris, France	252

Top 40 hotels represent 85% of owned and consolidated joint venture earnings before depreciation

*	Excludes hotels sold to Host

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Top 20 Worldwide Markets
For the Year Ended December 31,2006

% of 2006
US Assets	Total Owned Earnings (1) (2)

New York, NY	13.0%
Phoenix, AZ	6.8%
Hawaii	6.2%
Atlanta, GA	5.6%
Chicago, IL	4.5%
San Francisco/San Mateo, CA	3.1%
Boston, MA	3.0%
San Diego, CA	2.8%
Miami-Hialeah, FL	2.5%
Los Angeles-Long Beach, CA	2.0%

Total Top 10 US Markets	49.5%

% of 2006
International Assets	Total Owned Earnings (1) (2)

Italy	9.2%
Mexico	7.2%
Canada	5.9%
Argentina	3.2%
Australia	2.9%
UK	2.7%
Spain	1.5%
France	1.2%
Austria	1.1%
Caribbean	0.8%

Total Top 10 International Markets	35.7%

(1)	Excludes hotels sold to Host

(2)	Represents earnings before depreciation

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Total Management & Franchise Fees by Geographic Area
For the Year Ended December 31, 2006
UNAUDITED

	Total Management	Total Franchise
Geographical Area	Fees	Fees
United States	43.7%	65.2%
Europe	17.9%	14.3%
Asia Pacific	15.7%	8.0%
Middle East and Africa	15.4%	0.9%
Americas (Latin America & Canada)	7.3%	11.6%

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Vacation Ownership Inventory Pipeline
As of December 31, 2006
UNAUDITED

	# Resorts			# of Units (1)
		In	In Active		Pre-sales/	Future	Total at
Brand	Total (2)	Operations	Sales	Completed (3)	Development (4)	Capacity (5),(6)	Buildout
Sheraton	7	6	6	2,596	135	1,683	4,414
Westin	11	4	6	751	497	813	2,061
St. Regis	2	1	2	47	—	—	47
Unbranded	3	3	—	124	—	1	125

Total SVO, Inc.	23	14	14	3,518	632	2,497	6,647

Unconsolidated Joint Ventures (UJV’s)	2	1	1	198	—	36	234

Total including UJV’s	25	15	15	3,716	632	2,533	6,881

Total Intervals Including UJV’s (7)				193,232	32,864	131,716	357,812

(1)	Lockoff units are considered as one unit for this analysis.

(2)	Includes resorts in operation, active sales, and announced new resorts, Sheraton Kauai and St. Regis Punta Mita (UJV)

(3)	Completed units include those units that have a certificate of occupancy.

(4)	Units in Pre-sales/Development are in various stages of development (including the permitting stage), most of which are currently being offered for sale to customers.

(5)	Based on owned land and average density in existing marketplaces

(6)	Future units indicated above include planned timeshare units on land owned by the Company or applicable UJV that have received all major governmental land use approvals for the development of timeshare. There can be no assurance that such units will in fact be developed and, if developed, the time period of such development (which may be more than several years in the future). Some of the projects may require additional third-party approvals or permits for development and build out and may also be subject to legal challenges as well as a commitment of capital by the Company. The actual number of units to be constructed may be significantly lower than the number of future units indicated.

(7)	Assumes 52 intervals per unit.